UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares Trust

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(Exact name of registrant as specified in its charter)

State of Delaware	See Below
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(State of incorporation or organization)	(I.R.S. Employer
Identification No.)
c/o State Street Bank and Trust Company
1 Lincoln Street, Mail Stop SFC0805,	02111
Boston, MA	-----------------------
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(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class		I.R.S. Employer
to be Registered	Exchange	Identification Number
iShares ESG Advanced MSCI EAFE ETF	The NASDAQ	85-0538693
Stock Market LLC
iShares ESG Advanced MSCI USA ETF	The NASDAQ	85-0541268
Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c) or (e), check the following box.		[X]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d) or (e), check the following box.		[ ]

If this form relates to the registration of a class of securities concurrently

With a Regulation A offering, check the following box.[ ]

Securities Act registration statement or Regulation A offering statement file number to which

this form relates:	333-92935
Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered:

For the iShares ESG Advanced MSCI EAFE ETF, reference is made to Post-Effective Amendment No. 2,359 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission ("SEC") on June 15, 2020, pursuant to paragraph

(b)of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act of 1940 file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

For the iShares ESG Advanced MSCI USA ETF, reference is made to Post-Effective Amendment No. 2,361 to the Registrant's registration statement on Form N-1A, filed with the Securities and Exchange Commission ("SEC") on June 15, 2020, pursuant to paragraph

(b)of Rule 485 under the Securities Act of 1933 (Securities Act file number 333-92935 and Investment Company Act of 1940 file number 811-09729). Any form of supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits

1.Registrant's Amended and Restated Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registrant's Post-Effective Amendment No. 303 to the registration statement on Form N-1A filed October 16, 2009 (File Nos. 333- 92935; 811-09729).

2.Registrant's Restated Certificate of Trust is incorporated herein by reference to

Exhibit (a)(1) to the Registrant's Post-Effective Amendment No. 53 to the registration statement on Form N-1A filed September 19, 2006 (File Nos. 333-92935; 811-09729).

3.Amended and Restated By-Laws, incorporated herein by reference to Exhibit (b) to the Registrant's Post-Effective Amendment No. 418 to the registration statement on Form N- 1A filed May 4, 2010 (File Nos. 333-92935; 811-09729).

4.Form of Global Certificate for the Registrant's Securities being registered hereunder, incorporated herein by reference to Exhibit 3 to the Registrant's registration of securities pursuant to Section 12(b) on Form 8-A, filed May 18, 2000 (Securities Exchange Act file number 001-15897), which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

iSHARES TRUST
Date: June 15, 2020	By: /s/ Gary Grasso
Gary Grasso
Assistant Secretary